Exhibit 4.20

Dated: 30th August, 2013

The Lenders and financial institutions set out in schedule 1

- and -

Commerzbank Aktiengesellschaft

(as legal successor of Deutsche Schiffsbank Aktiengesellschaft)

as joint Arranger, Agent, Swap Bank and Security Agent

- and -

UniCredit Bank AG

(formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft)

as joint Arranger, Swap Bank and Account Bank

- and -

HSH Nordbank AG

as Swap Bank

- and -

COSTAMARE INC.

as Borrower

- and -

The Corporate Guarantors set out in schedule 2

as existing Corporate Guarantors

- and -

Idris Shipping Co. and

Leroy Shipping Co.

as New Corporate Guarantors

SIXTH SUPPLEMENTAL AGREEMENT in relation to a Facility Agreement dated 22nd July, 2008 for an amount of up to US$1,000,000,000

Theo V. Sioufas & Co.

Law Offices

Piraeus

THIS AGREEMENT is made this 30th day of August, 2013

B E T W E E N

(1)	The Lenders and financial institutions set out in schedule 1, as Lenders;

(2)	Commerzbank Aktiengesellschaft (“CBA”) as legal successor of Deutsche Schiffsbank Aktiengesellschaft (“DSB”), as joint Arranger, Agent, Swap Bank and Security Agent;

(3)	UniCredit Bank AG (formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft), as joint Arranger, Swap Bank and Account Bank;

(4)	HSH Nordbank AG (“HSH”), as Swap Bank;

(5)	Costamare Inc., as Borrower;

(6)	The Corporate Guarantors set out in schedule 2, as Corporate Guarantors (hereinafter together called the “Existing Corporate Guarantors” and singly an “Existing Corporate Guarantor”, which expression shall include their respective successors in title);

(7)	Idris Shipping Co., a company organised and existing under the laws of the Republic of Liberia (hereinafter called the “Idris Owner”, which expressions shall include its successors in title; and

(8)	Leroy Shipping Co., a company organised and existing under the laws of the Republic of Liberia (hereinafter called the “Leroy Owner”, which expressions shall include its successors in title, and together with the Idris Owner hereinafter called the “New Corporate Guarantors” and singly a “New Corporate Guarantor” and together with the Existing Corporate Guarantors hereinafter called the “Corporate Guarantors” and singly a “Corporate Guarantor”)

AND IS SUPPLEMENTAL to a term loan and revolving credit facility agreement dated 22nd July, 2008 (hereinafter called the “Principal Agreement”) made by and among (1) Costamare Inc., of the Marshall Islands (therein and hereinafter referred to as the “Borrower”) as borrower, (2) DSB (whose legal successor is CBA), as joint Arranger, Agent, Swap Bank and Security Agent, (3) UniCredit Bank AG (then named Bayerische Hypo-Und Vereinsbank Aktiengesellschaft) (“UCB”), as joint Arranger, Swap Bank and Account Bank, (4) HSH, as Swap Bank and (5) The Lenders and financial institutions set out in schedule 1 to the Principal Agreement, as Lenders (therein and hereinafter together called the “Lenders”), as amended and/or supplemented by (i) a first supplemental agreement dated 23rd April, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (ii) a second supplemental agreement dated 22nd June, 2010 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and

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Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (iii) a third supplemental agreement dated 6th September, 2011 made between the Lenders, as Lenders, DSB, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, (iv) a fourth supplemental agreement dated 17th December, 2012 made between the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors and (v) a fifth supplemental agreement dated 28th May, 2013 made between the Lenders, as Lenders, CBA, as joint Arranger, Agent, Swap Bank and Security Agent, UCB, as joint Arranger, Swap Bank and Account Bank, HSH, as Swap Bank, the Borrower, as borrower and the Corporate Guarantors, as corporate guarantors, on the terms and conditions of which the Lenders agreed to make available to the Borrower, as borrower (i) a term loan facility in the amount of up to Seven hundred million United States Dollars (US$700,000,000) and (ii) a revolving credit facility in the maximum amount of up to Three hundred million United States Dollars (US$300,000,000) and in the aggregate not exceeding One billion United States Dollars (US$1,000,000,000), for the purposes therein specified.

W H E R E A S :

(A)	Pursuant to Drawdown Notices from the Borrower to the Agent, the Lenders have advanced to the Borrower the aggregate amount of United States Dollars One billion (US$1,000,000,000) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge), out of which the principal amount outstanding as at the date hereof is Seven hundred twenty two million two hundred nineteen thousand one hundred thirty six United States Dollars (US$722,219,136) (as the Borrower and the Corporate Guarantors hereby jointly and severally acknowledge); and

(B)	The Borrower and the Corporate Guarantors have together requested the Lenders to consent to:

(a)	the release of West End Shipping Co. Ltd., of Liberia (“West End”) of its obligations under its Corporate Guarantee and the Security Documents to which it is a party and the release of its m/v “MSC ANTWERP” registered under the Hong Kong flag in the ownership of West End (the “Antwerp Ship”);

(b)	the discharge of the first priority Hong Kong ship mortgage (the “Antwerp Mortgage”) registered in favour of the Lenders over the Antwerp Ship; and

(c)	the replacement of the Antwerp Ship by:

(i)	the m/v “PROSPER”, registered under the Liberian flag in the ownership of the Leroy Owner, having Official Number 15121 and IMO No. 9117181 (the “Prosper Ship”); and
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(ii)	the m/v “ZAGORA”, registered under the Maltese flag in the ownership of the Idris Owner, having Official Number/IMO No. 9111486 (the “Zagora Ship”)

and the Lenders have agreed so to do conditionally upon terms that (inter alia) the Principal Agreement shall be amended in the manner hereinafter set out.

NOW THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	Definitions

1.1	Words and expressions defined in the Principal Agreement and not otherwise defined herein (including the Recitals hereto) shall have the same meanings when used in this Agreement.

1.2	In addition, in this Agreement the words and expressions specified below shall have the meanings attributed to them below:

“Costamare Manager’s Undertaking” in relation to each Ship means an undertaking and letter of subordination executed or (as the context may require) to be executed by Costamare Shipping Company S.A., of Panama, as commercial manager of such Ship, in favour of the Security Agent or the Lenders, in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Effective Date” means the date upon which all the conditions contained in Clause 4 shall have been satisfied and this Agreement shall become effective;

“Facility Agreement” means the Principal Agreement as hereby amended and as the same may from time to time be further amended and/or supplemented;

“Idris Corporate Guarantee” means the irrevocable and unconditional guarantee given or, as the context may require, to be given by the Idris Owner in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Leroy Corporate Guarantee” means the irrevocable and unconditional guarantee given or, as the context may require, to be given by the Leroy Owner in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“New Account Pledge Agreement” means the first priority pledge entered or (as the context may require) to be entered into between the Idris Owner, the Leroy Owner, the Lenders and the Account Bank in respect of the Operating Accounts relative to the Zagora Ship and the Prosper Ship opened or to be opened with the Hamburg office or, as the case may be, the Athens office of the Account Bank, in form and substance satisfactory to the Agent (acting on the instructions of the Lenders) (in the plural, “New Account Pledge Agreements”);

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“New Charterparty Assignments” means together the Prosper Ship Charterparty Assignment and the Zagora Ship Charterparty Assignment and in the singular means either of them as the context may require;

“New Corporate Guarantees” means together the Idris Corporate Guarantee and the Leroy Corporate Guarantee and in the singular means either of them as the context may require;

“New General Assignments” means together the Prosper Ship General Assignment and the Zagora Ship General Assignment and in the singular means either of them as the context may require;

“New Managers’ Undertakings” means together the Costamare Manager’s Undertaking, the Prosper Ship Manager’s Undertaking and the Zagora Ship Manager’s Undertaking and in the singular means either of them as the context may require;

“New Mortgages” means together the Prosper Ship Mortgage and the Zagora Ship Mortgage and in the singular means either of them as the context may require;

“New Owners” means the New Corporate Guarantors;

“New Security Documents” means together the New Account Pledge Agreements, the New Corporate Guarantees, the New Charterparty Assignments, the New General Assignments, the New Mortgages and the New Managers’ Undertakings;

“New Ships” means together the Prosper Ship and the Zagora Ship and in the singular means either of them as the context may require;

“Prosper Ship Charterparty Assignment” means the assignment of the Prosper Ship Existing Charterparty, executed or (as the context may require) to be executed by the Leroy Owner in favour of the Security Agent, in form satisfactory to the Agent (acting on the instructions of the Lenders) and respective notices of any such assignment addressed to the Prosper Ship Charterer (to be served upon the occurrence of an Event of Default) and, in such case, endorsed with an acknowledgement of receipt by the Prosper Ship Charterer and/or, at the discretion of the Agent, copy of irrevocable instructions of the Leroy Owner to the Prosper Ship Charterer (to be given upon the occurrence of an Event of Default) for the payment of the hire to the Operating Account of the Prosper Ship and/or a copy of the relevant charter with appropriate irrevocable notation;

“Prosper Ship Existing Charterparty” means the current time charter in respect of the employment of the Zagora Ship entered into by the Idris Owner, as owner, and COSCO Container Lines South East Asia Pte. Ltd., of Singapore (the “Prosper Ship Charterer”), dated 14th March, 2013 (and shall include any addenda thereto);

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“Prosper Ship General Assignment” means the first priority deed of general assignment of the Earnings, Insurances and any Requisition Compensation in respect of the Prosper Ship, to be executed by the Leroy Owner in favour of the Security Agent in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Prosper Ship Manager’s Undertaking(s)” in relation to the Prosper Ship means an undertaking and letter of subordination executed or (as the context may require) to be executed by the relevant Technical Manager in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Prosper Ship Mortgage” means the first preferred Liberian ship mortgage over the Prosper Ship executed or (as the context may require) to be executed by the Leroy Owner in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Zagora Ship Charterparty Assignment” means the assignment of the Zagora Ship Existing Charterparty, executed or (as the context may require) to be executed by the Idris Owner in favour of the Security Agent, in form satisfactory to the Agent (acting on the instructions of the Lenders) and respective notices of any such assignment addressed to the Zagora Ship Charterer (to be served upon the occurrence of an Event of Default) and, in such case, endorsed with an acknowledgement of receipt by the Zagora Ship Charterer and/or, at the discretion of the Agent, copy of irrevocable instructions of the Idris Owner to the Zagora Ship Charterer (to be given upon the occurrence of an Event of Default) for the payment of the hire to the Operating Account of the Zagora Ship and/or a copy of the relevant charter with appropriate irrevocable notation;

“Zagora Ship Existing Charterparty” means the current time charter in respect of the employment of the Prosper Ship entered into by the Leroy Owner, as owner, and MSC Mediterranean Shipping Co. S.A., of Geneva (the “Zagora Ship Charterer”), dated 15th July, 2011, as amended by addenda No. 1. 2. 3 and 4 thereto dated 28th February, 2012, 12th November, 2012, 29th March, 2013 and 28th April, 2013 (and shall include any further addenda thereto);

“Zagora Ship General Assignment” means the first priority deed of general assignment of the Earnings, Insurances and any Requisition Compensation in respect of the Zagora Ship, to be executed by the Idris Owner in favour of the Security Agent in form and substance satisfactory to the Agent (acting on the instructions of the Lenders);

“Zagora Ship Manager’s Undertaking(s)” in relation to the Zagora Ship means an undertaking and letter of subordination executed or (as the context may require) to be executed by the relevant Technical Manager in favour of the Security Agent or the

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Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders); and

“Zagora Ship Mortgage” means the first priority Maltese ship mortgage over the Zagora Ship and the deed of covenants supplemental thereto, both executed or (as the context may require) to be executed by the Idris Owner in favour of the Security Agent or the Lenders in form and substance satisfactory to the Agent (acting on the instructions of the Lenders).

1.3	In this Agreement:

(a)	Where the context so admits words importing the singular number only shall include the plural and vice versa and words importing persons shall include firms and corporations;

(b)	clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement;

(c)	references to Clauses are to clauses of this Agreement save as may be otherwise expressly provided in this Agreement; and

(d)	all capitalised terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Principal Agreement.

2.	Representations and warranties

2.1	The Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date hereof that the representations and warranties set forth in the Principal Agreement and the Security Documents (updated mutatis mutandis to the date of this Agreement) are (and will be on the Effective Date) true and correct as if all references therein to “this Agreement” were references to the Principal Agreement as amended and supplemented by this Agreement.

2.2	In addition to the above the Borrower and the Corporate Guarantors hereby jointly and severally represent and warrant to the Creditors as at the date of this Agreement that:

a.	each of the corporate Security Parties is duly formed, is validly existing and in good standing under the laws of the place of its incorporation and each of the Borrower and the Corporate Guarantors has full power to carry on its business as it is now being conducted and to enter into and perform its obligations under the Principal Agreement, this Agreement, each of the New Security Documents and the Security Documents to which it is or is to be a party and has complied with all statutory and other requirements relative to its business and does not have an established place of business in any part of the United Kingdom or the USA;
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b.	all necessary licences, consents and authorities, governmental or otherwise under this Agreement, the Principal Agreement, the New Security Documents and the Security Documents have been obtained and, as of the date of this Agreement, no further consents or authorities are necessary for any of the Security Parties to enter into this Agreement or otherwise perform its obligations hereunder;

c.	this Agreement constitutes, and each of the New Security Documents on the execution thereof will constitute, the legal, valid and binding obligations of the Security Parties thereto enforceable in accordance with its terms;

d.	the execution and delivery of, and the performance of the provisions of this Agreement and the New Security Documents do not, and will not contravene any applicable law or regulation existing at the date hereof or any contractual restriction binding on any of the Security Parties or its respective constitutional documents;

e.	no litigation, arbitration or administrative proceeding relating to an amount exceeding in respect of (a) the Group cumulatively US$50,000,000 and (b) each Related Company US$3,000,000 is taking place, pending or, to the knowledge of the officers of the Borrower, threatened against the Borrower or any of its Related Companies or any other Security Party which could have a material (in the reasonable opinion of the Majority Lenders) adverse effect on the business, assets or financial condition of the Borrower or any of its Related Companies or any other Security Party; and

f.	none of the Borrower and the Corporate Guarantors is and at the Effective Date will be in default under any agreement by which it is or will be at the Effective Date bound or in respect of any financial commitment, or obligation.

3.	Agreement of the Lenders

3.1	The Creditors upon each of the representations and warranties set out in Clause 2 hereby agree with the Borrower, subject to and upon the terms and conditions of this Agreement and in particular, but without limitation, subject to the fulfilment of the conditions precedent set out in Clause 4, to consent to:

a.	the release of West End of its obligations under its Corporate Guarantee and the Security Documents to which it is a party and the release of the Antwerp Ship; and

b.	the discharge of the Antwerp Mortgage;

c.	the replacement of the Antwerp Ship with the Prosper Ship and the Zagora Ship,
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subject to amendment of the Principal Agreement in the manner more particularly set out in Clause 5.1 hereof.

4.	Conditions

4.1	Condtitions Precedent. The agreement of the Creditors contained in Clause 3.1 shall be expressly subject to the condition that the Agent shall have received on or before the Effective Date in form and substance satisfactory to the Agent and its legal advisers:

a.	a certificate of good standing or equivalent document issued by the competent authorities of the place of its incorporation in respect of each of the Borrower and the Corporate Guarantors;

b.	certified and duly legalised copies of resolutions passed at a meeting of the Board of Directors of each of the Borrower and the New Corporate Guarantors and certified and duly legalised copies of the resolutions passed at a meeting of the shareholders of the New Corporate Guarantors (and of any corporate shareholder thereof) evidencing approval of this Agreement and of the New Security Documents and authorising appropriate officers or attorneys to execute the same and to sign all notices required to be given under this Agreement on its behalf or other evidence of such approvals and authorisations as shall be acceptable to the Agent;

c.	all documents evidencing any other necessary action or approvals or consents with respect to this Agreement and the New Security Documents;

d.	the original of any power(s) of attorney issued in favour of any person executing this Agreement or the New Security Documents on behalf of each of the Borrower and the New Corporate Guarantors;

e.	evidence that:

i.	each New Ship is registered in the name of the Owner thereof through the relevant Registry under the laws and flag of Malta or, as the case may be, Liberia and that such New Ship and its Earnings, Insurances and Requisition Compensation (as each such term is defined in the New General Assignment relative thereto) are free of Encumbrances; and

ii.	each New Ship maintains the Classification referred to in the New Mortgage relative thereto free of all overdue requirements and overdue recommendations of the relevant Classification Society which would lead to the withdrawal of class; and

iii.	each New Ship is insured in accordance with the provisions of the New Security Documents relative thereto and all requirements of the
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relevant Security Documents in respect of such insurance have been complied with (including without limitation, confirmation from the protection and indemnity association or other insurer with which such New Ship is, or is to be, entered for insurance or insured against protection and indemnity risks (including oil pollution risks) that any necessary declarations required by the association or insurer for the removal of any oil pollution exclusion have been made and that any such exclusion does not apply to such New Ship);

iv.	each New Mortgage has been registered against the relevant New Ship through the relevant Registry under the laws and flag of Malta or, as the case may be, Liberia;

v.	the Operating Account relative to each New Ship has been opened with the Account Bank and duly completed mandate forms in respect thereof have been delivered to the Account Bank; and

vi.	any fees and commissions payable from the Borrower to the Creditors pursuant to the terms of clause 5.1 of the Principal Agreement or any other provision of the Security Documents have been paid in full;

f.	each of the New Security Documents duly executed by the respective parties thereto and, where appropriate, duly registered in favour of the Lenders;

g.	duly executed notices of assignment in the forms prescribed by the relevant New Security Documents;

h.	a copy of the DOC applicable to each New Ship and of the SMC applicable to each Manager certified as true, complete and in effect by the Borrower’s lawyer;

i.	copies of such ISM Code Documentation in respect of each New Ship, as the Agent may by written notice to the Borrower have requested not later than two (2) days before the Effective Date certified as true and complete in all material respects by the Borrower’s lawyer; and

j.	copy of the ISSC of each New Ship issued pursuant to the ISPS Code certified as true, complete and in effect by the Borrower’s lawyer;

k.	a letter from the New Corporate Guarantors’ agent for receipt of service of proceedings referred to in each of the New Security Documents to which each New Corporate Guarantor is a party accepting its appointment under each such New Security Document;

l.	opinions of the Lenders’ legal advisers on matters of Liberian and Maltese law addressed to the Agent;
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m.	an opinion of the Lenders’ legal advisers on Liberian Law matters in relation to the New Corporate Guarantors;

n.	an opinion from insurance consultants to the Agent, on the Insurances effected or to be effected in respect of each of the Ships;

o.	a copy, certified as a true and complete copy by the Borrower’s Lawyer, of the Management Agreements in respect of the New Ships, the Prosper Ship Existing Charterparty and the Zagora Ship Existing Charterparty;

p.	such further opinions as the Agent may reasonably require; and

q.	such further conditions precedent as the Agent may reasonably require.

4.2	Condtition Subsequent. The amount of Dollars one million five hundred thousand ($1,500,000) shall be prepaid by the Borrower to the Agent on 30th September, 2013 for aplication towards reduction of the Balloon Instalment.

5.	Variations to the Principal Agreement

5.1	In consideration of the agreement of the Lenders and the Agent contained in Clause 3.1, the Borrower and the Corporate Guarantors hereby jointly and severally agree with the Creditors that (subject to the satisfaction of the conditions precedent contained in Clause 4) with effect from the Effective Date, the provisions of the Principal Agreement shall be varied and/or amended and/or supplemented as follows:

a.	The definition “Insurances” in Clause 1.2 of the Principal Agreement shall be amended to read as follows:

““Insurances” in relation to a Ship means all policies and contracts of insurance (including, without limitation, all entries of such Ship in a protection and indemnity, war risks (including war P&I liabilities) or other mutual insurance association) which are from time to time in place or taken out or entered into by or for the benefit of its Owner in respect of such Ship or otherwise howsoever in connection with such Ship and all benefits of such policies and/or contracts (including all claims of whatsoever nature and return of premiums and any and all rights and claims which the Owner thereof may have under or in connection with any cut-through clause in any reinsurance contract relating to the aforesaid policies and contracts of insurances):”;

b.	The opening paragraph of the definition “Ships” in Clause 1.2 of the Principal Agreement shall be amended to read as follows:

““Ships” means together the Tranche A Ships, the Tranche B Ships and the Additional Ships, which include, without limitation, the Zim Piraeus Ship, the Prosper Ship and the Zagora Ship referred to in paragraph (d) of this definition and

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exclude the “MSC ANTWERP” and “Ship” means any of them as the context may require and for the purposes of this Agreement:”;

c.	Paragraph (d) of the definition “Ships” in Clause 1.2 of the Principal Agreement shall be amended to read as follows:

“(d) the following vessels:

(i)	m/v “ZIM PIRAEUS” registered under the Hong Kong flag in the ownership of Alexia Transport Corp., of Liberia, having Official Number HK-2569 and IMO No. 9280847 (the “Zim Piraeus Ship”);

(ii)	m/v “PROSPER” registered under the Liberian flag in the ownership of Leroy Shipping Co., of Liberia, having Official Number 15121 and IMO No. 9117181 (the “Prosper Ship”);

(iii)	m/v “ZAGORA” registered under the Maltese flag in the ownership of Idris Shipping Co., of Liberia, having Official/IMO No. 9111486 (the “Zagora Ship”);”.

d.	with effect from the date hereof all references in the Principal Agreement to:

i.	“Accounts Pledge Agreement” and “Accounts Pledge Agreements” shall be deemed to include the “New Account Pledge Agreement(s)”, as herein defined;

ii.	“Corporate Guarantee” and “Corporate Guarantees” shall be deemed to include the “New Corporate Guarantees”, as herein defined;

iii.	“Charterparty Assignment” and “Charterparty Assignments” shall be deemed to include the “Prosper Ship Charterparty Assignment” and the “Zagora Ship Charterparty Assignment”, as herein defined;

iv.	“General Assignment” and “General Assignments” shall be deemed to include the “New General Assignments”, as herein defined;

v.	“Manager’s Undertaking” and “Manager’s Undertakings” shall be deemed to include the “New Managers’ Undertakings”, as herein defined;

vi.	“Mortgage” and “Mortgages” shall be deemed to include the “New Mortgages”, as herein defined;

vii.	“Owner” and “Owners” shall be deemed to include the “New Owners”, as herein defined; and
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viii.	“Security Party” and “Security Parties” shall be deemed to include the “New Corporate Guarantors”, as herein defined;

e.	with effect from the Effective Date all references in the Principal Agreement to “this Agreement”, “hereunder” and the like in the Principal Agreement and “the Agreement” in the Security Documents shall be construed as references to the Principal Agreement as amended and/or supplemented by this Agreement; and

f.	the definition “Security Documents” with effect as from the date hereof shall be deemed to include the Security Documents as amended and/or supplemented in pursuance to the terms hereof as well as the New Security Documents and any document or documents (including if the context requires the Facility Agreement) that may now or hereafter be executed as security for the repayment of the Outstanding Indebtedness payable to the Creditors under the Principal Agreement (as hereby amended) and the Security Documents (as herein defined) as well as for the performance by the Borrower and the other Security Parties of all obligations, covenants and agreements pursuant to the Principal Agreement, this Agreement and/or the Security Documents.

6.	Entire agreement and amendment

6.1	The Principal Agreement, the New Security Documents, the other Security Documents, and this Agreement represent the entire agreement among the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understanding with respect to this transaction and may be amended only by an instrument in writing executed by the parties to be bound or burdened thereby.

6.2	This Agreement is supplementary to and incorporated in the Principal Agreement, all terms and conditions whereof, including, but not limited to, provisions on payments, calculation of interest and Events of Default, shall apply to the performance and interpretation of this Agreement.

7.	Continuance of Principal Agreement and the Security Documents

7.1	Save for the alterations to the Principal Agreement made or deemed to be made pursuant to this Agreement and such further modifications (if any) thereto as may be necessary to make the same consistent with the terms of this Agreement the Principal Agreement shall remain in full force and effect and the security constituted by the Security Documents executed by the Borrower and the other Security Parties shall continue and remain valid and enforceable.

8.	Continuance and reconfirmation of the Existing Corporate Guarantees

8.1	Each of the Existing Corporate Guarantors (other than West End) hereby respectively confirms that, notwithstanding the variation to the Principal Agreement contained
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herein, the provisions of each Corporate Guarantee executed by such Existing Corporate Guarantor shall remain in full force and effect as guarantee of the obligations of the Borrower under the Principal Agreement as amended hereby and in respect of all sums due to the Creditors under the Principal Agreement (as so amended) and the Security Documents.

9.	Fees and expenses

9.1	The Borrower agrees to pay to the Creditors upon demand on a full indemnity basis and from time to time all reasonable and documented costs, charges and expenses (including legal fees) incurred by the Creditors (or any of them) in connection with the negotiation, preparation, execution and enforcement or attempted enforcement of this Agreement and any document executed pursuant thereto and/or in preserving or protecting or attempting to preserve or protect the security created hereunder and/or under the New Security Documents and/or the other Security Documents.

9.2	The Borrower and the Corporate Guarantors jointly and severally covenant and agree to pay and discharge all stamp duties, registration and recording fees and charges and any other charges whatsoever and wheresoever payable or due in respect of this Agreement and/or any document executed pursuant hereto.

10.	Miscellaneous

10.1	The provisions of Clause 15 (Assignment, Transfer and Lending Office) and 17.1 (Notices) and 17.2 (Notices through the Agent) of the Principal Agreement (as such Clause is hereby amended) shall apply to this Agreement as if the same were set out herein in full.

10.2	No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

11.	Applicable law and jurisdiction

11.1	This letter shall be governed by and construed in accordance with English law and the provisions of Clause 18 (Governing Law and Jurisdiction) of the Principal Agreement as hereby amended shall extend and apply to this Agreement as if the same were (mutatis mutandis) set out herein in full.

IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed the date first above written.

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Schedule 1
The Lenders and their Commitments

		Commitment

		(US$)

Name	Address and fax number	Term Loan Facility	Revolving Facility

Commerzbank Aktiengesellschaft (as legal successor of Deutsche Schiffsbank Aktiengesellschaft)	Lending Office Domstraße 18 , 20095, Hamburg, Federal Republic of Germany Address for Notices Commerzbank Aktiengesellschaft Domstraße 18, 20095, Hamburg, Federal Republic of Germany Fax No.: +49 40 37699 - 649 email: Markus.Schaefermeier@Commerzbank.com mailto:Attn: International Loans	210,000,000	90,000,000

UniCredit Bank AG (formerly Bayerische Hypo-Und Vereinsbank Aktiengesellschaft)	Lending Office UniCredit Bank AG, 7 Heraklitou Street, 106 73 Athens, Greece Address for Notices UniCredit Bank AG, 7 Heraklitou Street, 106 73 Athens, Greece Fax No.: +30 210 3640063 e-mail: vassilis.mantzavinos@unicreditgroup.gr Attn: Mr. Vassilis Mantzavinos	210,000,000	90,000,000

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		Commitment

		(US$)

Name	Address and fax number	Term Loan Facility	Revolving Facility

Credit Suisse AG	Lending Office St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. : 41 61 266 79 39 e-mail:lydia.lampadaridou@credit-suisse.com Address for Notices St. Alban-Graben 1, CH-4002 Basel, Switzerland Fax No. : 41 61 266 79 39 e-mail:meike.maettig@credit-suisse.com Attn:Ms. Meike Mättig e-mail:lydia.lampadaridou@credit-suisse.com Attn: Ms. Lydia Lampadaridou	140,000,000	60,000,000

HSH Nordbank AG	Lending Office Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Address for Notices Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Federal Republic of Germany Fax No.: +49 40/3333 610895 Attn: Mrs. Stefanie Berger e-mail:stefanie.berger@hsh-nordbank.com	105,000,000	45,000,000

15

		Commitment

		(US$)

Name	Address and fax number	Term Loan Facility	Revolving Facility

BNP Paribas S.A. (as legal successor of Fortis Bank S.A./N.V.)	Lending Office 16, Boulevard des Italiens 75009 Paris, France, Address for Notices 16 rue de Hanovre, ACI: CAT02A1, 75078, Paris, Cedex 02, France, Fax No.: +33 (0) 1 42 984 355 e-mail: tgmo.shipping@bnpparibas.com Attn: Transportation Group Middle Office	35,000,000	15,000,000

	Total Commitment	700,000,000	300,000,000
16

EXECUTION PAGE

THE BORROWER

SIGNED by	)
Mr. Anastasios Gavrielides	)
for and on behalf of	)
COSTAMARE INC.,	)
as Borrower	)	/s/ Anastasios Gavrielides
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE CREDITORS

SIGNED by	)
Mr. Charalambos V. Sioufas	)
for and on behalf of	)
COMMERZBANK AKTIENGESELLSCHAFT,	)
(as legal successor of	)
Deutsche Schiffsbank Aktiengesellschaft),	)
as joint Arranger, Security Agent, Swap Bank,	)
Agent and Lender	)	/s/ Anastasios Gavrielides
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law
17

SIGNED by	)
Mrs. Anastasia Kerpinioti and Mr. Pericles Lycoudis	)	/s/ Anastasia Kerpinioti
for and on behalf of	)	Attorney-in-fact
UniCredit Bank AG	)
(formerly Bayerische Hypo-Und	)
Vereinsbank Aktiengesellschaft),	)
as joint Arranger,	)
Account Bank, Swap Bank and Lender	)	/s/ Pericles Lycoudis
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by	)
Mr. Charalambos V. Sioufas	)
for and on behalf of	)
Credit Suisse AG,	)
(formerly Credit Suisse), as Lender	)	/s/ Charalambos V. Sioufas
in the presence of:	)	Authorised Officer

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by	)
Mr. Charalampos V. Sioufas	)
for and on behalf of	)
BNP PARIBAS S.A.	)
(as legal successor of Fortis Bank S.A./N.V.),	)
as Lender	)
in the presence of:	)	/s/ Charalampos V. Sioufas
	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

18

SIGNED by	)
Mr. Charalambos V. Sioufas	)
for and on behalf of	)
HSH Nordbank AG,	)
as Lender and Swap Bank	)	/s/ Charalambos V. Sioufas
in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation: Attorney-at-Law

THE EXISTING CORPORATE GUARANTORS

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
ACHILLEAS MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
ANGISTRI CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law
19

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
ALEXIA TRANSPORT CORP.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
CARAVOKYRA MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
COSTACHILLE MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
FANAKOS MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law
20

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
FASTSAILING MARITIME CO.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
FLOW SHIPPING CO.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
KALAMATA SHIPPING CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Str., Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
MARINA MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law
21

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
MERTEN SHIPPING CO.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
MIKO SHIPPING CO.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Str., Piraeus, Greece
Occupation: Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
NAVARINO MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
TAKOULIS MARITIME CORPORATION,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name: Efstratios Kalantzis
Address: 13 Defteras Merarchias Str., Piraeus, Greece
Occupation: Attorney-at-Law
22

SIGNED by Mr. Anastasios Gavrielides	)
for and on behalf of	)
WEST END SHIPPING CO. LTD.,	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

THE NEW CORPORATE GUARANTORS

SIGNED by	)
Mr. Anastasios Gavrielides	)
for and on behalf of	)
IDRIS SHIPPING CO.	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law

SIGNED by	)
Mr. Anastasios Gavrielides	)
for and on behalf of	)
LEROY SHIPPING CO.	)	/s/ Anastasios Gavrielides
of Liberia, in the presence of:	)	Attorney-in-fact

Witness:	/s/ Efstratios Kalantzis
Name:	Efstratios Kalantzis
Address:	13 Defteras Merarchias Street
185 35 Piraeus, Greece
Occupation:	Attorney-at-Law
23

SCHEDULE 2

List of Existing Corporate Guarantors

Achilleas Maritime Corporation

Angistri Corporation

Alexia Transport Corp.

Bullow Investments Inc.

Caravokyra Maritime Corporation

Costachille Maritime Corporation

Fanakos Maritime Corporation

Fastsailing Maritime Co.

Flow Shipping Co.

Kalamata Shipping Corporation

Marathos Shipping Inc.

Marina Maritime Corporation

Merten Shipping Co.

Miko Shipping Co.

Navarino Maritime Corporation

Takoulis Maritime Corporation and

West End Shipping Co. Ltd.

24